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                                                                  Exhibit 10.108

                            FIRST AMENDMENT TO THE
                         SALARY CONTINUATION AGREEMENT
                             DATED OCTOBER 1, 1997
                             FOR LAWRENCE J. GRILL

          THIS AMENDMENT executed on this 21/st/ day of December, 2000, by and between PAN AMERICAN BANK, FSB, located in San Mateo, California (the "Bank") and LAWRENCE J. GRILL (the "Executive").

          The Bank and the Executive executed the SALARY CONTINUATION AGREEMENT, dated October 1, 1997 (the "Agreement").

          The undersigned hereby amends, in part, said Agreement for the purposes of i) modifying the definition of Early Termination; ii) changing the Early Termination provision so that benefit payments commence immediately; and
iii) amending the death benefit payout method if the Executive dies after benefit payments under this Agreement have commenced. Therefore,

          Section 1.1.6 shall be deleted from the
Agreement and replaced with a new Section 1.1.6 as follows:

          1.1.6 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or Change of Control. Early Termination shall also mean a change in full-time employment status with the Company (the Executive works less than 40 hours per week) and/or a change of job title or responsibilities. For purposes hereof, such termination shall be deemed for all purposes to have become effective as of January 1, 2001.

          Section 2.2.2 shall be deleted from the Agreement and replaced with a new Section 2.2.2 as follows:

          2.2.2 "Payment of Benefit." The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing immediately, and continuing for 179 additional months.

          Section 3.2 shall be deleted from the Agreement and replaced with a new Section 3.2 as follows:

          3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining full benefits to the Executive's beneficiary in a lump sum payment as soon as practicable after the Executive's death.

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          IN WITNESS OF THE ABOVE, the Executive and the Bank have agreed to this First Amendment.

Executive:                          Bank:
                                         PAN AMERICAN BANK, FSB



__________________________         ___________________________________
Lawrence J. Grill                   Chairman

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